UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2006
Date of Report (Date of earliest event reported)

INVISION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 212 – 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 305-5696
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry Into A Material Definitive Agreement

Effective on May 13, 2006, Invision Capital, Inc.’s wholly owned subsidiary, EDI Exploration Drilling International GmbH (“EDI”) entered into a joint venture agreement with A. Abunayyan Trading Corporation (“ATC”) to seek out and complete water exploration drilling projects in Saudi Arabia. The agreement extends for a period of 3 years, and will automatically renew for successive 3 year terms unless either party provides written notice of its intention not to renew the agreement at least 90 days prior to the expiration of the current 3 year term.

Pursuant to the terms of the agreement, EDI and ATC will establish a joint steering committee consisting of 2 appointees from EDI and 2 from ATC. The steering committee will be responsible for coordinating the activities of EDI and ATC under the joint venture agreement, identifying business opportunities, developing business plans, setting the price of services to be provided pursuant to the joint venture, ensuring that EDI and ATC provide sufficient, qualified personnel to the joint venture and to resolve disputes between EDI and ATC. All decisions made by the steering committee must be made unanimously.

The payment to be received for any government projects engaged in by the joint venture will be determined in accordance with government regulations and payment schedules. The prices for any private industry projects will be determined based on terms negotiated by ATC and EDI. Payments received under either governmental or private industry projects will be apportioned amongst ATC and EDI pro rata in accordance with the percentage of the total project costs paid by each of them.

Each of EDI and ATC will be responsible for ensuring that they have the necessary governmental permits to perform their duties with respect to the joint venture, however ATC will be responsible for securing permits and any third party consents required for individual projects undertaken by the joint venture.

ATC and EDI will initially seek out 10 water exploration drilling projects under their joint venture agreement, however contracts for these projects have not yet been secured. There are no assurances that EDI will be able to secure any drilling projects pursuant to its joint venture with ATC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	10.1	Joint Operating Agreement Between A. Abuynayyan Trading Corporation and EDI Exploration Drilling International GmbH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION CAPITAL, INC.

Date: June 28, 2006

	By:	/s/ Guenter Thiemann
Guenter Thiemann
Chief Financial Officer and Treasurer